KEEFE, BRUYETTE & WOODS Specialists in Financial Services

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use of our opinion letter dated July 18, 2006 to the Board of Directors of Westbank Corporation, included as Appendix B to the Proxy Statement/Prospectus which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Westbank Corporation and NewAlliance Bancshares, Inc. and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ KEEFE, BRUYETTE & WOODS, INC.

Keefe, Bruyette & Woods • 787 Seventh Avenue, New York, NY 10019
212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com